SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                     SECOND NATIONAL FINANCIAL CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                     [LOGO]


                     SECOND NATIONAL FINANCIAL CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 10, 1997


To Our Stockholders:

         The Annual Meeting of Stockholders of Second National Financial Corporation will be held at the Holiday Inn, Route 29 South, Culpeper, Virginia, on Thursday, April 10, 1997 at 1:00 p.m. for the following purposes:

         1. To elect two (2) directors to serve until the 2000 Annual Meeting of Stockholders, or until their successors are elected and qualified;

         2. To ratify the appointment of Yount, Hyde & Barbour, P.C., as external auditors for the fiscal year ending December 31, 1997; and

         3. To transact such other business as may properly come before the meeting.

         Stockholders of record at the close of business on February 14, 1997, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

                                          By Order of the Board of Directors,


                                          /s/ JEFFREY W. FARRAR
                                          ----------------------
                                          Jeffrey W. Farrar, CPA
                                          Secretary and Chief Financial Officer


March 7, 1997


         PLEASE SIGN, DATE, AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. NO POSTAGE IS REQUIRED IF THE RETURN ENVELOPE IS USED AND MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON.

                                     [LOGO]

                     SECOND NATIONAL FINANCIAL CORPORATION
                             102 SOUTH MAIN STREET
                               POST OFFICE BOX 71
                            CULPEPER, VIRGINIA 22701

      --------------------------------------------------------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 10, 1997

      --------------------------------------------------------------------

                              GENERAL INFORMATION

         The enclosed proxy is solicited by the Board of Directors of Second National Financial Corporation (the "Holding Company") for the Annual Meeting of Stockholders of the Holding Company (the "Annual Meeting") to be held at the Holiday Inn, Route 29 South, Culpeper, Virginia, on April 10, 1997, at 1:00 p.m., for the purposes set forth in the accompanying Notice of Annual Meeting. The approximate mailing date of this Proxy Statement and accompanying proxy is March 7, 1997.

REVOCATION AND VOTING OF PROXIES

         Execution of a proxy will not affect a Stockholder's right to attend the Annual Meeting and to vote in person. Any Stockholder who has executed and returned a proxy may revoke it at any time before the proxy is exercised by filing an instrument effecting such revocation or a duly exercised proxy bearing a later date with the Holding Company at the above address. Stockholders also may revoke their proxies by attending the Annual Meeting and voting in person. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

VOTING RIGHTS OF STOCKHOLDERS

         Only Stockholders of record at the close of business on February 14, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the close of business on the record date, 1,485,959 shares of Holding Company common stock, par value of $2.50 per share, were outstanding and entitled to vote at the meeting. The Holding Company has no other class of stock outstanding.

         Each share of Holding Company common stock is entitled to one vote for as many persons as there are directors to be elected at the Annual Meeting and one vote for all other matters voted on at the Annual Meeting. Shares of Holding Company common stock are not entitled to cumulative voting rights. The presence, in person or by proxy, of a majority of the votes entitled to be cast will constitute a quorum for the transaction of business at the Annual Meeting.

SOLICITATION OF PROXIES

         The expenses of soliciting proxies will be borne by the Holding Company. Proxies are being solicited by mail, and also may be solicited by directors, officers, employees and agents of the Holding Company in person, by telephone, or by mail. Officers, directors and employees of the Holding Company will not receive special compensation for their solicitation activities. The Holding Company may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their reasonable expenses in sending proxy materials to beneficial owners of Holding Company common stock.


PRINCIPAL STOCKHOLDERS

         As of February 14, 1997, no person was known to the Holding Company to beneficially own 5% or more of the outstanding shares of Holding Company common stock.

         The Trust Division of Second Bank & Trust, a wholly-owned subsidiary of the Holding Company ("the Bank"), holds as trustee of various trust accounts a total of 88,360 shares (or approximately 5.95%) of Holding Company common stock.
Section 13.1-662E of the Virginia Code prohibits the Trust Division of the Bank from voting these shares at the Annual Meeting unless a co-fiduciary is appointed for the sole purpose of voting such shares.

         As of February 14, 1997, the directors and executive officers of the Holding Company and the Bank as a group beneficially owned 115,066 shares (or approximately 7.74%) of Holding Company common stock.


                             ELECTION OF DIRECTORS

         The Board of Directors of the Holding Company is comprised of ten directors who are divided into three classes (Class I, Class II, and Class III). The term of office for the two Class I directors will expire at the Annual Meeting. The two persons named on page five, all of whom currently serve as directors of the Holding Company, will be nominated to serve as Class I directors. If elected, the Class I directors will serve for terms of three years until the 2000 Annual Meeting, or until their successors are duly elected and qualified.

         The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If any of the persons named below is unavailable to serve for any reason, an event which the Board of Directors does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors may reduce the size of Class I to the number of remaining nominees, for whom the proxies will be voted.

         The following table sets forth certain information concerning the nominees for election at the Annual Meeting as Class I directors, as well as certain information about the Class II and Class III directors, who will continue in office after the Annual Meeting until the 1998 and 1999 Annual Meetings, respectively. The directors of the Holding Company also serve as directors of the Bank.

                             NOMINEES FOR ELECTION
                               CLASS I DIRECTORS
                      (TO SERVE UNTIL 2000 ANNUAL MEETING)



                                                                   NUMBER & PERCENT
                                SERVED       PRINCIPAL                OF SHARES
                              AS DIRECTOR    OCCUPATION             BENEFICIALLY
NAME AND AGE                    SINCE        PAST 5 YEARS              OWNED(2)
------------                    -----        ------------           ------------
Marshall D. Gayheart, Jr., 66   1971(1)    Retired, Proprietor of   28,466 (1.9%)
                                           Gayheart Drug Store

W. Robert Jebson, Jr., 63       1990(1)    President, Environ-       2,045*
                                           mental Systems
                                           Service, Ltd.

                               CLASS II DIRECTORS
                      (SERVING UNTIL 1998 ANNUAL MEETING)

Lewis P. Armstrong, 44          1989(1)    Dentist                   1,576(3)*

Robert Y. Button, Jr., 63       1962(1)    Partner, Armentrout      41,040(2.8%)(3)
                                           Insurance

Gregory L. Fisher, 47           1992       President, Eddins           422*
                                           Ford, Inc.

Charles K. Gyory, 53            1992       Vice President, Willow    2,949(3)*
                                           Run Company, Inc.



                              CLASS III DIRECTORS
                      (SERVING UNTIL 1999 ANNUAL MEETING)

O. R. Barham, Jr., 46           1996       President and Chief       3,702*
                                           Executive Officer of
                                           the Holding Company;
                                           President and Chief
                                           Executive Officer of
                                           the Bank since January 1,
                                           1997; Senior Vice
                                           President of the Bank
                                           prior to January 1,
                                           1997

Taylor E. Gore, 58              1975(1)    Executive Vice            4,698*
                                           President & General
                                           Manager, Culpeper
                                           Farmers' Co-op,
                                           Inc.

Harlean Smoot, 61               1994       Office Manager/Secretary, 1,519(3)*
                                           Cherry Street Building
                                           Supply; Secretary-Treasurer
                                           E. Russell Smoot & Son, Inc.

All Directors and Officers of the Holding Company as a group     115,066 (7.74%)

---------------------------------------------------------------------------

*        Represents less than 1% of the outstanding shares.

(1) Refers to the year in which the individual first became a director of the Bank. Each person became a director of the Holding Company just prior to consummation of the reorganization of the Bank on July 2, 1990.

(2) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days.

(3) Includes shares held by spouses and minor children, shares held jointly or with spouses, and shares held as custodian or trustee: Mr. Armstrong, 135 shares; Mr. Button, 27,920 shares; Mr. Gyory, 1,978 shares; and Mrs. Smoot, 844 shares.

         There are no family relationships among any of the directors or executive officers, and none of the directors serves as a director of any other company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934.

BOARD COMMITTEES AND ATTENDANCE

         The Board of Directors of the Holding Company has a Nominating Committee, and the Board of Directors of the Bank has, among other committees, Audit, Personnel, Finance, and Trust Committees.

         The Nominating Committee is comprised of Messrs. Button, Gyory, and Mrs. Smoot. The Nominating Committee meets once a year to nominate directors for the coming year. The committee does not consider nominees recommended by Stockholders. The committee recommends officers to serve the Holding Company for the coming year.

         The Audit Committee is comprised of Messrs. Fisher, Gore, Gyory, Stokes, and Mrs. Smoot. The Audit Committee meets periodically to examine audit reports to determine whether audit exceptions are being addressed by management and whether internal control of the Bank remains adequate. The committee met 3 times in 1996.

         The Personnel Committee is comprised of Messrs. Gore, Gyory, Jebson, and Mrs. Smoot. The committee meets periodically to review benefit plans and authorizes the level of compensation for each officer and director of the Bank. The committee met 8 times in 1996.

         The Finance Committee is comprised of Messrs. Armstrong, Gayheart, and Stokes. The Finance Committee's responsibility is to review a listing of all loans over $50,000 and in detail all loans over $100,000. In addition, the Finance Committee approves all single or aggregate loan exposures as outlined on the loan limit policy. The committee meets on a bi-monthly basis.

         The Trust Committee is comprised of Messrs. Barham, Button, Gayheart, and Jebson. The committee is responsible for the proper administration of fiduciary activities of the bank including compliance with sound fiduciary principles and applicable state and national laws, rules, and regulations. The committee meets on a monthly basis.

         The Dividend Reinvestment Committee is comprised of Messrs. Button, Gayheart, Fisher, and Barham and meets on an "as needed" basis. The committee is responsible for the administration of the company Dividend Reinvestment Plan. The committee met 2 times in 1996.

         The Board of Directors of the Holding Company and the Board of Directors of the Bank each met monthly in 1996. In 1996, no director was absent from more than 75% of the regular, special, or committee meetings of the Board of Directors of the Holding Company or the Bank which he was required to attend.


PRINCIPAL OFFICERS

         The following table sets forth certain information regarding to the principal executive officers of the Holding Company and the Bank:


                                                                YEAR APPOINTED
                                                                  TO CURRENT
    NAME               AGE     CURRENT POSITION                    POSITION
    ----               ---     ----------------                 --------------
O. R. Barham, Jr.      46      President and Chief                   1997(1)
                               Executive Officer of the
                               Bank; President and Chief
                               Executive Officer of the
                               Holding Company

Jeffrey W. Farrar      36      Vice President and Chief              1996
                               Financial Officer of the Bank;
                               Secretary and Chief Financial
                               Officer of the Holding Company

George L. Pulliam      48      Vice President of the Bank            1984
                               and the Holding Company

J. Quintin Mullins     38      Vice President of the Bank            1990

Jerry L. Raines        43      Vice President of the Bank            1989

George J. Sutorka      55      Vice President of the Bank            1988

--------------------------------------------------------------------------------

(1)  Assumed this position on January 1, 1997.


                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         Directors of the Holding Company do not receive any fees or other compensation for serving on the Board of Directors of the Holding Company, but they do receive a monthly fee of $400.00 for serving as Board of Directors of the Bank. Directors of the Bank and the Holding Company are paid $100.00 for attending each meeting of a committee of the Board of Directors of the Bank or Holding Company on which they serve, except directors of the Bank who serve on the Finance Committee receive a monthly fee of $300.00.

CASH COMPENSATION

         The officers of the Holding Company do not receive any compensation from the Holding Company, but are paid by the Bank for their service as executive officers of the Bank. The following table sets forth the total cash compensation in 1996 of the officers of the Bank and the Holding Company earning over $100,000 per year and the total compensation in 1996 of all executive officers of the Bank as a group:

                           SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION

NAME OF OFFICER                                             OTHER ANNUAL
PRINCIPAL POSITION        YEAR       SALARY      BONUS     COMPENSATION(1)
------------------        ----       ------      -----     ---------------
W. Douglas Kyle, Jr.      1996      $113,000     $8,989        $  8,838
President & Chief
Executive Officer of
the Holding Company
and the Bank through
retirement date of
December 31, 1996

O. R. Barham, Jr.         1996      $ 95,600     $7,570        $  5,127
President & Chief
Executive Officer of
the Holding Company
and the Bank effective
January 1, 1997

All Executive Officers of
the Bank as a Group (7 persons)                                $586,111
-------------------------------------------------------------------------------

(1) Includes director's fees, auto allowance, and Club dues.


EMPLOYEE BENEFIT PLANS

         The Bank has a split dollar life insurance plan that is offered to Bank officers with the title of Vice President and above. The Bank advances a portion of the premium which will be reimbursed by the insured officer upon the termination of his employment or death. In 1996, $2,046 and $1,931 was advanced to Mr. Kyle and Mr. Barham, and $11,660 was advanced to the six executive officers as a group under this plan.

         The Bank established an Employee Stock Ownership Plan ("ESOP") under section 401(e) of the Internal Revenue Code as of January 1, 1984. The plan's primary purpose is to enable participating employees to share in the growth and prosperity of the Bank and the Holding Company by allowing employees to acquire Holding Company common stock. The Bank contributed $54,965 to the plan in 1996. Funds contributed by the Bank to the plan are allocated to participants in the plan in the ratio which the compensation of each participant bears to the total compensation of all the participants. In 1996, $2,954 and $2,739 were accrued to Mr. Kyle and Mr. Barham and $24,119 was accrued to the six executive officers as a group under the plan.

         The Bank has a noncontributory pension plan which conforms to the Employee Retirement Income Security Act of 1974 (ERISA). The amount of benefits payable under the plan is determined by an employee's period of credited service. The amount of normal retirement benefit will be equal to 1% of a participating employee's average compensation for each year of credited service plus 3/4% of a participating employee's average compensation in excess of $10,000 for each year of credited service. The plan provides for early retirement for participants with 10 or more years of service to the Bank who retire after attaining age 55. A participant who terminates employment after 3 or more years of service is eligible for a deferred benefit.

         The following table shows the estimated annual benefits payable upon retirement based on specified remuneration and years of credited service classifications, assuming continuation of the present plan and retirement on January 1, 1996, at age 65 (normal retirement date):

             ESTIMATED ANNUAL PENSION BASED ON AVERAGE COMPENSATION

  AVERAGE       10 YEARS       15 YEARS       20 YEARS      25 YEARS
COMPENSATION   OF SERVICE     OF SERVICE     OF SERVICE    OF SERVICE

$ 10,000        $ 1,000       $ 1,500         $ 2,000        $ 2,500
  25,000          3,625         5,438           7,250          9,063
  50,000          8,000        12,000          16,000         20,000
  75,000         12,375        18,563          24,750         30,938
 100,000         16,750        25,125          33,500         41,875
 125,000         21,125        31,688          42,250         52,813

         O. R. Barham, Jr. will have an estimated 23 years of credited service at normal retirement age.

         The Bank established a 401(k) Savings Plan effective October 1, 1989. The plan's primary purpose is to allow employees to save for retirement on a pre-tax basis. The plan provides for matching contributions by the Bank equal to 100% of the first 2% plus 25% of the next 4% of salary reduction contributions made by the employee. The Bank made a matched contribution to the plan of $46,869 in 1996. The plan also provides for discretionary contributions to be made by the Bank and allocated to participant accounts in proportion to the participant's compensation. The Bank made no discretionary contribution to the plan in 1996. In 1996, $3,310 and 2,795 were accrued to Mr. Kyle and Mr. Barham, and $13,368 was accrued to the six executive officers as a group under this plan.

         The Bank has a profit sharing plan under which employees of the Bank receive compensation directly related to the profitability of the Bank. Compensation under the plan is calculated and approved by the Board of Directors of the Bank. In 1996, the Bank contributed $179,000 to the plan. In 1996, $8,989 and 7,570 was earned by Mr. Kyle and Mr. Barham, and $41,818 was earned by the six executive officers as a group under the plan.

         Each employee of the Bank who has attained the age of 21 years and has worked at least 1,000 hours for the Bank and has one year of service in a calendar year is eligible to participate in the ESOP, the 401(k) Savings Plan, and the pension plan. Directors who are not active employees of the Bank are not entitled to participate in any employee benefit plans of the Bank.

         All other benefits which might be considered of a personal nature would not be considered significant in relation to the total compensation of O. R. Barham, Jr. or any other executive officer.

TRANSACTIONS WITH DIRECTORS AND OFFICERS

         As of December 31, 1996, borrowing from the Bank by all policy-making officers, directors, their immediate families, and affiliated companies in which they are Stockholders amounted to approximately

$3,244,100. This amount represented 12.2% of the total equity capital of the Bank as of December 31, 1996, and 1.6% of the total assets of the Bank. These loans were made in the ordinary course of the Bank's business, on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and do not involve greater than normal risks of collectibility. The Bank expects to have similar banking transactions with directors, officers, principal Stockholders and their associates in the future.

                            STOCK PERFORMANCE GRAPH

         The following graph compares the Holding Company's Stockholder return with the return of certain indices for the period beginning December 31, 1990 and for following years ending December 31. The Holding Company's stock performance is compared to the NASDAQ Stock Index and the Carson Medlin Community Bank Index.

                                    [GRAPH]

                     SECOND NATIONAL FINANCIAL CORPORATION
                          Five Year Performance Index


                                         1991    1992   1993   1994   1995  1996
                                         ----    ----   ----   ----   ----  ----
SECOND NATIONAL FINANCIAL CORPORATION    100     117    129    132    137   150
INDEPENDENT BANK INDEX                   100     130    163    197    268   313
NASDAQ INDEX                             100     116    134    131    185   227

         Stockholders should note that the Holding Company's common stock is traded infrequently on a local basis and is not quoted or traded on a national exchange, while many of the institutions in the indexes used for comparison are traded on national exchanges. Accordingly, this graph is not necessarily indicative of how the Holding Company would trade on a regional or national exchange. In addition, there is no reason to assume that the performance of the Holding Company's common stock for the period shown on the graph is reflective of expected long-term performance.


                    RATIFICATION OF SELECTION OF ACCOUNTANTS

         The Board of Directors has appointed Yount, Hyde & Barbour, Certified Public Accounts, P.C., as the external auditors for the Holding Company and the Bank for the fiscal year ending December 31, 1997. Yount, Hyde & Barbour rendered audit services to the Holding Company and Bank during 1996. These services consisted primarily of the examination and audit of the financial statements of the Holding Company and the Bank, tax reporting assistance, and other audit and accounting matters. Representatives of Yount, Hyde & Barbour, P.C. will have the opportunity to make a statement and to answer questions at the Annual Meeting if they desire to do so.


                      1998 ANNUAL MEETING OF STOCKHOLDERS

         The Board of Directors need not include an otherwise appropriate Stockholder proposal in its proxy statement or form of proxy for that meeting unless the proposal is received by the Holding Company at its main office on or before December 15, 1997.


                         ANNUAL REPORTS TO STOCKHOLDERS

                  The Holding Company's Annual Report for the year ended December 31, 1996, which includes audited financial statements of the Holding Company and the Bank for the years 1996 and 1995 prepared in conformity with generally accepted accounting principles, has been previously sent to all Stockholders. A copy of the Annual Report will be sent to any Stockholder upon request. Requests for additional copies of the Annual Report should be directed to Jeffrey W. Farrar, Secretary and Chief Financial Officer, at 102 South Main Street, P. O. Box 71, Culpeper, Virginia 22701.


                                 OTHER MATTERS

         Management knows of no other business to be brought before the Annual Meeting. Should any other business properly be presented for action at the meeting, the shares represented by the enclosed proxy will be voted by the persons named therein in accordance with their best judgment and in the best interests of the Holding Company.

                     SECOND NATIONAL FINANCIAL CORPORATION

        MANAGEMENT PROXY:  Solicited on behalf of the Board of Directors

     The undersigned Stockholder(s) of Second National Financial Corporation (the "Holding Company") hereby appoints Lewis P. Armstrong, Gregory L. Fisher, and Allen Y. Stokes, with full power to act alone and full power of substitution to each, as proxies of the undersigned with authority to vote in the name and on behalf of the undersigned at the Annual Meeting of Stockholders of the Holding Company to be held at the Holiday Inn, Route 29 South, Culpeper, Virginia, on Thursday, April 10, 1997, at 1:00 p.m., or at any adjournment thereof, on the following matters:

1. To elect the 2 persons listed below to serve as directors of the Holding Company. CUMULATIVE VOTING IS NOT PERMITTED.

     INSTRUCTIONS: If you wish to grant authority to vote for both nominees or against both nominees, place an "X" on the appropriate line. If you wish to withhold your vote from one or more nominees, place a line through the name(s).

       For both Nominees ________           Against both Nominees ________

            Marshall D. Gayheart, Jr.             W. Robert Jebson, Jr.

2. To ratify the selection of Yount, Hyde & Barbour, P.C. as external auditors for the fiscal year ending December 31, 1997.

       For ________         Against ________         Abstain ________

3.   To transact such other business as may properly come before the meeting.

     When properly signed, this proxy will be voted in the manner directed by the undersigned. If no direction is given, this proxy will be voted FOR items
(1) and (2).

     By signing this proxy, the undersigned acknowledges that he or she has received the Holding Company's Proxy Statement dated March 7, 1997.

Dated:  ________________              Number of Shares _____________________

                                      ______________________________________
                                           Signature of Stockholder

                                      ______________________________________
                                           Signature of Stockholder

                                         NOTE:  Joint owners should each sign.
                                         When signing as attorney, executor,
                                         administrator, or guardian, please
                                         give full title as such.  If signer
                                         is a corporation, please sign with
                                         the full corporate name by duly
                                         authorized officers.

                                         Number attending ____ the buffet after
                                         the Stockholders meeting on April 10,
                                         1997 at the Holiday Inn.